Exhibit 20.5
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                        For the Month of February 2000
                      Distribution Date of March 15, 2000
                            Servicer Certificate #22

Original Pool Amount                                   $500,864,370.04

Beginning Pool Balance                                 $228,135,837.11
Beginning Pool Factor                                       0.45548426

Principal and Interest Collections:
     Principal Collected                                 $7,752,771.29
     Interest Collected                                  $1,740,142.06

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $444,337.03
Total Additional Deposits                                  $444,337.03

Repos / Chargeoffs                                         $607,326.27
Aggregate Number of Notes Charged Off                              113

Total Available Funds                                    $9,937,250.38

Ending Pool Balance                                    $219,775,739.55
Ending Pool Factor                                           0.4387929

Servicing Fee                                              $190,113.20

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $12,287,946.90
     Target Percentage                                           5.25%
     Target Balance                                     $11,538,226.33
     Minimum Balance                                    $10,017,287.40
     (Release) / Deposit                                  ($749,720.57)
     Ending Balance                                     $11,538,226.33

Current Weighted Average APR:                                   9.254%
Current Weighted Average Remaining Term (months):                32.14
Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days           $1,672,797.76     1,442
                                 31 - 60 days            $540,144.68       424
                                 60+  days               $229,770.99       140

     Total:                                            $2,442,713.43     1,456

     Balances:                   60+  days             $5,089,027.64       140

Memo Item - Reserve Account
     Prior Month                                      $11,977,131.45
+    Invest. Income                                       $54,112.87
+    Excess Serv.                                        $256,702.58
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $12,287,946.90

Exhibit 20.5
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of February 2000

                                                                    NOTES
                                                  TOTAL            CLASS A            CLASS B
                                             $500,864,370.04    $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                            96.50%              3.50%
     Coupon                                                               5.94%              6.10%

Beginning Pool Balance                       $228,135,837.11
Ending Pool Balance                          $219,775,739.55

Collected Principal                            $7,752,771.29
Collected Interest                             $1,740,142.06
Charge - Offs                                    $607,326.27
Liquidation Proceeds / Recoveries                $444,337.03
Servicing                                        $190,113.20
Cash Transfer from Reserve Account                     $0.00
Total Collections Avail for Debt Service       $9,747,137.18

Beginning Balance                            $228,135,837.11    $220,150,965.72      $7,984,871.39

Interest Due                                   $1,130,337.04      $1,089,747.28         $40,589.76
Interest Paid                                  $1,130,337.04      $1,089,747.28         $40,589.76
Principal Due                                  $8,360,097.56      $8,067,494.15        $292,603.41
Principal Paid                                 $8,360,097.56      $8,067,494.15        $292,603.41

Ending Balance                               $219,775,739.55    $212,083,471.57      $7,692,267.98
Note / Certificate Pool Factor                                           0.4388             0.4388
   (Ending Balance / Original Pool Amount)
Total Distributions                            $9,490,434.60      $9,157,241.43        $333,193.17

Interest Shortfall                                     $0.00              $0.00              $0.00
Principal Shortfall                                    $0.00              $0.00              $0.00
     Total Shortfall                                   $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $256,702.58
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                $12,287,946.90
(Release) / Draw                                ($749,720.57)
Ending Reserve Acct Balance                   $11,538,226.33

Exhibit 20.5
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5                   4                  3                  2                 1
                                        Oct-99              Nov-99             Dec-99             Jan-00            Feb-00
Beginning Pool Balance              $269,652,556.73    $259,151,164.71    $247,643,719.91    $238,277,336.75    $228,135,837.11

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                       $922,868.12        $339,586.98        $333,991.33        $294,938.02        $607,326.27
    Recoveries                          $536,724.81        $388,832.71        $333,297.68        $492,593.86        $444,337.03

Total Charged Off (Months 5, 4, 3)    $1,596,446.43
Total Recoveries (Months 3, 2, 1)     $1,270,228.57
Net Loss / (Recoveries) for 3 Mos       $326,217.86 (a)

Total Balance (Months 5, 4, 3)      $776,447,441.35 (b)

Loss Ratio Annualized  [(a/b) * (12)]      0.50417%

Trigger:  Is Ratio > 1.5%                        No
                                                                               Dec-99             Jan-00            Feb-00

B)   Delinquency Trigger:                                                   $3,296,824.11      $3,160,310.55      $5,089,027.64
     Balance delinquency 60+ days                                                1.33128%           1.32632%           2.23070%
     As % of Beginning Pool Balance                                              0.92848%           1.15193%           1.62943%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:          2.30366%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer